SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2017

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                                                                                                                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                               ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 31, 2017. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 28, 2017.

Proposal 1:	Election of five directors to hold office until the 2018 Annual Meeting:

A.	Directors elected by holders of Series D Preferred Stock.

	FOR	WITHHELD
Andrey Semechkin	2,457,142	0
Russell Kern	2,457,142	0

B.	Directors elected by holders of all shares of stock.

	FOR	WITHHELD
Donald A. Wright	4,808,743	53,073
Paul V. Maier	4,809,136	52,680
Charles J. Casamento	4,809,094	52,722

Broker Non-Votes: 1,428,637

All of the foregoing candidates were elected.

Proposal 2:

Ratification of the selection of Mayer Hoffman McCann, P.C., as the Company’s independent public accountants for the Company’s fiscal year ending December 31, 2017 (shares of common stock and all classes of preferred stock voting together):

FOR	AGAINST	ABSTAIN
5,986,978	266,281	37,194

Broker Non-Votes: none

The foregoing proposal was approved.

Proposal 3:

Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement (shares of common stock and all classes of preferred stock voting together):

FOR	AGAINST	ABSTAIN
4,765,631	78,081	18,104

Broker Non-Votes: 1,428,637

The foregoing proposal was approved.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Mahnaz Ebrahimi
Mahnaz Ebrahimi
Chief Financial Officer

Dated: June 6, 2017